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                                                                    Exhibit 12.1

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

                                                                                Year Ended December 31
                                                              --------------------------------------------------------
                                                                   2000               1999              1998
                                                              --------------------------------------------------------
Ratio 1 - including deposit interest
------------------------------------
Earnings:
  Income before income taxes and extraordinary gain                $1,919,556         $1,695,657        $1,498,306
  Fixed charges                                                     3,764,603          2,841,964         2,773,877
                                                              --------------------------------------------------------
    Total                                                          $5,684,159         $4,537,621        $4,272,183
                                                              ========================================================

Fixed charges:
  Interest on deposits                                             $2,452,919         $1,626,132        $1,644,229
  Interest on funds purchased                                         651,235            749,561           634,086
  Interest on other short-term borrowings                              97,903             79,521           127,800
  Interest on long-term debt                                          534,924            359,538           340,664
  Portion of rents representative of the
    interest factor (1/3) of rental expense                            27,622             27,212            27,098
                                                              --------------------------------------------------------
      Total                                                        $3,764,603         $2,841,964        $2,773,877
                                                              ========================================================

Earnings to fixed charges                                                1.51 x             1.60 x            1.54 x

Ratio 2 - excluding deposit interest
------------------------------------

Earnings:
  Income before income taxes and extraordinary gain                $1,919,556         $1,695,657        $1,498,306
  Fixed charges                                                     1,311,684          1,215,832         1,129,648
                                                              --------------------------------------------------------
    Total                                                          $3,231,240         $2,911,489        $2,627,954
                                                              ========================================================

Fixed charges:
  Interest on funds purchased                                      $  651,235         $  749,561        $  634,086
  Interest on other short-term borrowings                              97,903             79,521           127,800
  Interest on long-term debt                                          534,924            359,538           340,664
  Portion of rents representative of the
    interest factor (1/3) of rental expense                            27,622             27,212            27,098
                                                              --------------------------------------------------------
      Total                                                        $1,311,684         $1,215,832        $1,129,648
                                                              ========================================================

Earnings to fixed charges                                                2.46 x             2.39 x            2.33 x


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

                                                                             Year Ended December 31
                                                              --------------------------------------------------------
                                                                    1997               1996                1995
                                                              --------------------------------------------------------
Ratio 1 - including deposit interest
------------------------------------
Earnings:
  Income before income taxes and extraordinary gain                $1,499,599         $1,265,942        $1,211,458
  Fixed charges                                                     2,479,633          2,185,047         2,051,441
                                                              --------------------------------------------------------
    Total                                                          $3,979,232         $3,450,989        $3,262,899
                                                              ========================================================

Fixed charges:
  Interest on deposits                                             $1,627,417         $1,585,707        $1,481,548
  Interest on funds purchased                                         461,724            356,879           336,360
  Interest on other short-term borrowings                             133,814             81,683            91,271
  Interest on long-term debt                                          230,509            134,530           118,152
  Portion of rents representative of the
    interest factor (1/3) of rental expense                            26,169             26,248            24,110
                                                              --------------------------------------------------------
      Total                                                        $2,479,633         $2,185,047        $2,051,441
                                                              ========================================================

Earnings to fixed charges                                                1.60 x             1.58 x            1.59 x

Ratio 2 - excluding deposit interest
------------------------------------

Earnings:
  Income before income taxes and extraordinary gain                $1,499,599         $1,265,942        $1,211,458
  Fixed charges                                                       852,216            599,340           569,893
                                                              --------------------------------------------------------
    Total                                                          $2,351,815         $1,865,282        $1,781,351
                                                              ========================================================

Fixed charges:
  Interest on funds purchased                                      $  461,724         $  356,879        $  336,360
  Interest on other short-term borrowings                             133,814             81,683            91,271
  Interest on long-term debt                                          230,509            134,530           118,152
  Portion of rents representative of the
    interest factor (1/3) of rental expense                            26,169             26,248            24,110
                                                              --------------------------------------------------------
      Total                                                        $  852,216         $  599,340        $  569,893
                                                              ========================================================

Earnings to fixed charges                                                2.76 x             3.11 x            3.13 x


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